Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3, of our report dated August 15, 2024, relating to the financial statements of Lytus Technologies Holdings Ptv. Ltd., which appears in Lytus Technologies Holdings Ptv. Ltd.’s Annual Report on Form 20-F for the year ended March 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

For, Pipara & Co LLP (6841)

Place: Ahmedabad, India

Date: December 26, 2024

New York Office: 1270, Ave of Americas, Rockefeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com